Exhibit 99.1

BIGLARI HOLDINGS INC.

NOTICE OF GUARANTEED DELIVERY
FOR SUBSCRIPTION CERTIFICATES

This form, or one substantially equivalent hereto, must be used to exercise subscription rights (the “Subscription Rights”) pursuant to the offering described in the prospectus dated             , 2013 (the “Prospectus”) of Biglari Holdings Inc., an Indiana corporation (the “Company”), if a holder (the “Holder”) of Subscription Rights cannot deliver the certificate(s) evidencing the Subscription Rights (the “Subscription Certificate(s)”) to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on                 , 2013, unless extended (the “Expiration Date”).

You may deliver your Notice of Guaranteed Delivery for Subscription Certificates to the Subscription Agent on or prior to the Expiration Date in the same manner as your Subscription Certificates at the address set forth below for the Subscription Agent.  On the Expiration Date ONLY, you may transmit your Notice of Guaranteed Delivery for Subscription Certificates to the Subscription Agent via facsimile transmission [(Facsimile No.:              ].  ALL FACSIMILE DELIVERIES MUST BE CONFIRMED.  To confirm facsimile deliveries, you must call [                    (ext.    )].

Payment of the subscription price for each share of the Company’s common stock subscribed for upon exercise of the Subscription Rights must be received by the Subscription Agent in the manner specified in “Method of Payment” in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the guaranteed delivery procedures thereof.

Computershare Trust Company, N.A.

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery.

If you have any questions or require additional copies of relevant documents, please contact the information agent as follows:

Morrow & Co., LLC
470 West Avenue—3rd Floor
Stamford, CT 06902

Shareholders call toll-free: 877-849-0763
Direct Line for Banks and Brokers to Call Collect: 203-658-9400

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the Holder of Subscription Certificate(s) representing                          Subscription Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege (as defined in the Prospectus) to subscribe for an aggregate of ___________ shares of common stock of the Company (up to one share of common stock for each [    ] ( ) Subscription Rights represented by such Subscription Certificate(s)) and (ii) the Oversubscription Privilege (as defined in the Prospectus) relating to such Subscription Rights, to the extent that shares of common stock that are not otherwise purchased pursuant to the exercise of Subscription Rights (the “Excess Shares”) are available therefor and entitled to be purchased by the undersigned, for an aggregate of up to                             Excess Shares, subject to availability and proration as described in the Prospectus.

The undersigned understands that payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $                          is being delivered to the Subscription Agent herewith in the manner set forth below (check appropriate box):

           Certified check

           Bank draft (cashier’s check)

           Personal check (only if less than $500.00)

           Money Order

           Wire Transfer (Name of Bank Wiring Funds:                                  )

Signature(s)
Address
Name(s)
Area Code and Tel. No(s).
Subscription Certificate No(s). (if available)

GUARANTEE OF DELIVERY
(Not To Be Used For Subscription Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of Biglari Holdings Inc., dated [   ], 2013.  Failure to do so could result in a financial loss to such institution.